EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Closes US$3.7 Million Private Placement

Coeur d’Alene, Idaho – August 31, 2020 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce it has closed its previously announced non-brokered private placement financing (the “Offering”). Under the Offering, the Company issued 33,636,364 units (“Units”) at a price of US$0.11 for total consideration of US$3,700,000. Each Unit consists of one common share of the Company and one common share purchase warrant, with each warrant exercisable to acquire an additional common share of the Company at a price of US$0.20 per share until August 15, 2023.  Proceeds of the Offering will be used for exploration on the Company’s Nevada gold projects, primarily drilling Lookout Mountain on the prolific Battle Mountain-Eureka Trend, and for general corporate purposes.

The Offering was completed under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) solely to persons who qualify as accredited investors and in accordance with applicable securities laws.

Entities managed by Crescat Capital (“Crescat”) subscribed US$1,800,000 of the Offering to acquire 16,363,636 Units. Crescat is a global macro asset management firm headquartered in Denver, CO. The firm recently launched a friendly activist precious metals mining fund. “We are excited about the exploration and development potential of Timberline’s impressive collection of Nevada properties”, said Crescat’s founder and CIO, Kevin Smith.

A finder’s fee of 6% was paid to a licensed broker in relation to a portion of the Offering.

Two insiders of the Company subscribed for 909,091 Units of the Offering. Participation by these insiders constitutes a related-party transaction as defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions. Because the Company’s shares trade only on the TSX Venture Exchange and OTCQB, the issuance of securities is exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to Subsection 5.5(b) of MI 61-101 and exempt from the minority shareholder approval requirements of Section 5.6 of MI 61-101 pursuant to Subsection 5.7(b) of MI 61-101. The Company did not file a material change report 21 days prior to the closing of the Offering as the details of the participation of the insiders had not been confirmed at that time.

The warrants received by certain subscribers contain a voluntary restriction on any exercise of warrants that would cause beneficial ownership or control to exceed 19.99% of the issued and outstanding common shares of Timberline.

The securities offered in the Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of the securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities referenced herein have not been approved or disapproved by any regulatory authority.

About Timberline Resources:

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include the Lookout Mountain and the Windfall projects, both in the Eureka district. The Company is also operator of the Paiute joint venture project with Nevada Gold Mines in the Battle Mountain district.  These properties all lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also controls the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (27,500 acres) of mineral rights in Nevada.  Detailed maps and NI 43-101 estimated resource information for the Eureka property and NI 43-101 technical reports for the Paiute project may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended June 30, 2020.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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